36236E109                                                    Page 19 of 80 Pages

                                                                       EXHIBIT 1
                                                              to AMENDMENT NO. 1
                                                                 to SCHEDULE 13D


                                WARRANT AGREEMENT

                                   Dated as of
                                  June 29, 1999
                                      among
                          GT INTERACTIVE SOFTWARE CORP.
                                       and
                            THE HOLDERS NAMED HEREIN
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36236E109                                                    Page 20 of 80 Pages

         WARRANT AGREEMENT, dated as of June 29, 1999 (as amended, restated, supplemented or otherwise modified from time to time, this Agreement"), by and among GT INTERACTIVE SOFTWARE CORP., a Delaware corporation (the Company"), and the Holders of the Warrants described herein.

                              W I T N E S S E T H :

         WHEREAS, pursuant to the Credit Agreement dated as of September 11, 1998 (as amended, restated, supplemented or otherwise modified, the "Credit Agreement"), by and among the Company, the lenders parties thereto (collectively, the "Lenders") and the Administrative Agent, the Lenders made certain loans and other extensions of credit to the Company as more particularly described therein;

         WHEREAS, the Company, the Lenders and the Administrative Agent have agreed to execute a Second Amendment, Waiver and Agreement, dated as of June 29, 1999 (the "Second Amendment"), under the Credit Agreement to, among other things, amend certain provisions thereof;

         WHEREAS, in connection with the execution of the Second Amendment, the Company, the Administrative Agent and the Holders have agreed to execute the Commitment Letter, dated June 29, 1999 (the "Commitment Letter") and each of the Holders have severally agreed to make a Subordinated Loan (as defined in the Commitment Letter) to the Company;

         WHEREAS, in consideration of, among other things, each of the Holder's agreement to execute the Commitment Letter and make the Subordinated Loan, the Company has agreed to execute and deliver this Agreement and issue warrants (the "Warrants") to purchase from the Company shares of common stock of the Company; and

         WHEREAS, in connection with the issuance of the Warrants to the Holders pursuant to this Agreement, the Company hereby confirms that the Warrant Shares are entitled to the registration rights granted by the Company pursuant to the Registration Rights Agreement, dated as of February 28, 1999, by and among the Company and the persons and entities listed on Schedule 1 thereto (as amended, restated, supplemented or otherwise modified, the "Registration Rights Agreement");

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto hereby agree as follows:
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36236E109                                                    Page 21 of 80 Pages

                                   ARTICLE 1.

                                  Defined Terms

         SECTION 1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings:

         "Affiliate" means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person or any of its Subsidiaries. The term "control" means (a) the power to vote ten percent (10%) or more of the securities or other equity interests of a Person having ordinary voting power, or (b) the possession, directly or indirectly, of any other power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

         "Board" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board of Directors.

         "Business Day" shall mean any Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City are authorized by law, regulation or executive order to close.

         "Cashless Exercise Ratio" means a fraction, the numerator of which is the excess of the Current Market Value per share of Common Stock on the date of exercise over the Exercise Price per share and the denominator of which is the Current Market Value per share of the Common Stock on the date of exercise.

         "Combination" means an event or series of events in which the Company consolidates with, merges with or into, or sells all or substantially all its property and assets to, another Person or Persons.

         "Common Stock" means the common stock, $0.01 par value, of the Company together with any other equity securities that may be issued by the Company in substitution therefor.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Expiration Date" means the fifth anniversary of the date hereof.

         "Governmental Authority" means any nation, province, state or political subdivision thereof, and any government or any Person exercising executive, legislative, regulatory or administrative functions of or pertaining to government, and any corporation or
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36236E109                                                    Page 22 of 80 Pages

other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "Holder" means any holder of a Warrant under the terms of this Warrant Agreement.

         "Officer" means any of the following: the chief executive officer, chief operating officer, chief financial officer or vice president of the Company.

         "Person" means an individual, corporation, limited liability company, partnership, association, trust, business trust, joint venture, joint stock company, pool, syndicate, sole proprietorship, unincorporated organization, Governmental Authority or any other form of entity or group thereof.

         "Rule 144" means Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or any successor rule or regulation hereinafter adopted by the SEC.

         "SEC" means the Securities and Exchange Commission (or any successor thereto).

         "Securities Act" means the Securities Act of 1933, as amended.

         "Subsidiary" means as to any Person, any corporation, partnership, limited liability company or other entity of which more than fifty percent (50%) of the outstanding capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity is at the time, directly or indirectly, owned by or the management is otherwise controlled by such Person (irrespective of whether, at the time, capital stock or other ownership interests of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency).

         "Transfer Restricted Securities" means the Warrants and the Warrant Shares issued to Holders upon exercise of the Warrants, whether or not such exercise has been effected. Each such security shall cease to be a Transfer Restricted Security when the legend set forth in Section 2.5 is, or may be, removed pursuant to Section 2.4(b)(v).

         "Voting Stock" of a corporation means all classes of capital stock of such corporation then outstanding and normally entitled to vote in the election of directors.

         "Warrant Certificates" means the certificates evidencing the Warrants to be delivered pursuant to this Agreement, substantially in the form of Exhibit A hereto.
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         "Warrant Shares" means the shares of Common Stock of the Company to be issued and received, or issued and received, as the case may be, upon exercise of the Warrants.

         SECTION 1.2 Other Definitions.

         Term                                                 Defined in Section
         ----                                                 ------------------
         "Agreement"..........................................     Preamble
         "Cashless Exercise"..................................       3.4
         "Certificate Register"...............................       2.3
         "Company"............................................     Preamble
         "Credit Agreement"...................................     Recitals
         "Current Market Value"...............................       4.8
         "Exercise Price".....................................       3.1
         "Fair Value".........................................       4.2
         "Registration Rights Agreement"......................     Recitals
         "Required Holders"...................................       5.5
         "Successor Company"..................................       4.5
         "Time of Determination"..............................       4.8
         "Transfer Agent".....................................       3.5
         "Warrants"...........................................     Recitals

         SECTION 1.3 Rules of Construction. Unless the text otherwise requires.

                  (a) a term has the meaning assigned to it;

                  (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

                  (c) "or" is not exclusive;

                  (d) "including" means including, without limitation; and

                  (e) words in the singular include the plural and words in the plural include the singular.
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36236E109                                                    Page 24 of 80 Pages

                                   ARTICLE 2.

                              Warrant Certificates

         SECTION 2.1 Issuance and Dating. The Warrants shall initially be issued on the date hereof. The Warrants shall be evidenced by Warrant Certificates substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Agreement. The Warrant Certificates may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company) and shall bear the legend required by Section 2.5. Each Warrant shall be dated the date of its execution by the Company. The terms of the Warrants set forth in Exhibit A are part of the terms of this Agreement.

         SECTION 2.2 Execution.

         (a) With respect to the Warrants to be issued on the date hereof, one or more Warrant Certificates representing the Warrants shall be executed on behalf of the Company by manual or facsimile signature by one Officer and attested by its Secretary or an Assistant Secretary under its corporate seal which may be impressed, affixed, imprinted or reproduced on such Warrant Certificates or may be in facsimile form.

         (b) With respect to all other Warrants, the Warrant Certificates therefor shall be executed on behalf of the Company by one Officer and attested by its Secretary or an Assistant Secretary under its corporate seal. Such signature may be manual or facsimile signature. The Company' seal shall be impressed, affixed, imprinted or reproduced on the Warrant Certificates and may be in facsimile form.

         (c) Upon written order from any Holder, the Company shall execute and deliver to such Holder Warrant Certificates registered in the name or names and for such number of Warrants as shall be specified by such Holder in such order in exchange for Warrant Certificate(s) then held by such Holder for a like number of Warrants.

         SECTION 2.3 Certificate Register. The Company shall keep a register ("Certificate Register") of the Warrant Certificates and of their transfer and exchange. The Certificate Register shall show the names and addresses of the respective Holders and the date and number of Warrants evidenced on the face of each of the Warrant Certificates.

         SECTION 2.4 Transfer and Exchange. (a) When Warrants are presented to the Company with a request to register the transfer of such Warrants or to exchange such Warrants for an equal number of Warrants of other authorized denominations, the Company shall register the transfer or make the exchange as requested; provided, however, that the Warrant Certificates representing such Warrants surrendered for transfer or exchange:
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36236E109                                                    Page 25 of 80 Pages

                  (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company, duly executed by the Holder thereof or his attorney duly authorized in writing; and

                  (ii) in the case of Warrants that are Transfer Restricted Securities, shall be accompanied by the following additional information and documents:

                           (A) a certificate from such Holder in substantially
                  the form of Exhibit C hereto certifying that:

                                    (1) such securities are being delivered for
                           registration in the name of such Holder without transfer;

                                    (2) such securities are being transferred to
                           the Company;

                                    (3) such securities are being transferred
                           pursuant to an effective registration statement under the Securities Act; or

                                    (4) such securities are being transferred
                           (w) to a "qualified institutional buyer" ("QIB") as defined in Rule 144A under the Securities Act pursuant to such Rule 144A, if available, (x) in an offshore transaction in accordance with Rule 904 under the Securities Act, (y) in a transaction meeting the requirements of Rule 144 under the Securities Act or (z) pursuant to another available exemption from the registration requirements of the Securities Act; and

                           (B) in the case of any transfer described under
                  clause (a)(ii)(A)(4)(x), (y) or (z) of this Section 2.4, evidence reasonably satisfactory to the Company (which may include an opinion of counsel) as to compliance with the restrictions set forth in the legend in Section 2.5.

                  (b) (i) To permit registrations of transfers and exchanges, the Company shall execute Warrant Certificates as required pursuant to the provisions of this Section 2.4.

                  (ii) All Warrant Certificates issued upon any registration of transfer or exchange of Warrants shall be the valid obligations of the Company, entitled to the same benefits under this Agreement, as the Warrant Certificates surrendered upon such registration of transfer or exchange.

                  (iii) Prior to due presentment for registration of transfer of any Warrant, the Company may deem and treat the Person in whose name any Warrant is registered as the absolute owner of such Warrant and the Company shall not be affected by notice to the contrary.
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36236E109                                                    Page 26 of 80 Pages

                  (iv) No service charge shall be made to a Holder for any registration of transfer or exchange upon surrender of any Warrant Certificate. However, the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Warrant Certificates.

                  (v) Upon any sale or transfer of Warrants pursuant to an effective registration statement under the Securities Act, pursuant to Rule 144(k) under the Securities Act or pursuant to an opinion of counsel reasonably satisfactory to the Company that no legend is required, the Company shall permit the Holder thereof to exchange such Warrants for Warrants represented by Warrant Certificates that do not bear the legend set forth in Section 2.5 and rescind any restriction on the transfer of such Warrants.

         SECTION 2.5 Legends. Except for Warrant Certificates delivered pursuant to Section 2.4(b)(v) of this Agreement, each Warrant Certificate evidencing the Warrants (and all Warrant Certificates issued in exchange therefor or substitution thereof) and each certificate representing the Warrant Shares (unless such Warrant Shares are not Transfer Restricted Securities) shall bear a legend in substantially the following form (with any appropriate modification for the Warrant Shares):

         "THE WARRANTS AND THE COMMON STOCK (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION AND SUBJECT TO COMPLIANCE WITH OTHER APPLICABLE LAWS. THE HOLDER HEREOF, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, UNLESS PREVIOUSLY REGISTERED UNDER
         THE SECURITIES ACT, ONLY (A) TO THE COMPANY; (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE); (C) TO A PERSON IT REASONABLY BELIEVES
         IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A; (D) PURSUANT TO AN OFFSHORE TRANSACTION COMPLYING WITH REGULATION S UNDER THE SECURITIES ACT; OR (E) PURSUANT TO ANOTHER AVAILABLE
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36236E109                                                    Page 27 of 80 Pages

         EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT."

         SECTION 2.6 Replacement Certificates. If a mutilated Warrant Certificate is surrendered to the Company or if the Holder of a Warrant Certificate claims that the Warrant Certificate has been lost, destroyed or wrongfully taken, the Company shall issue a replacement Warrant Certificate if the requirements of Section 8-405 of the Uniform Commercial Code as in effect in the State of New York are met. If required by the Company, such Holder shall furnish an indemnity sufficient in the reasonable judgment of the Company to protect the Company from any loss which it may suffer if a Warrant Certificate is replaced. The Company may charge the Holder for its reasonable expenses in replacing a Warrant Certificate. Every replacement Warrant Certificate is an additional obligation of the Company.

         SECTION 2.7 Cancellation. (a) In the event the Company shall purchase or otherwise acquire Warrants, the Warrant Certificates in respect thereof shall thereupon be delivered to the Company for cancellation.

         (b) The Company shall cancel and destroy all Warrant Certificates surrendered for transfer, exchange, replacement, exercise or cancellation. The Company may not issue new Warrant Certificates to replace Warrant Certificates to the extent they evidence Warrants which have been exercised or Warrants which the Company has purchased or otherwise acquired.

         SECTION 2.8 Issuance of Additional Warrants. Upon the occurrence of each of the events set forth on Schedule 1 hereto, on the applicable date with respect to such event, the number of Warrants shall automatically be increased by the number of additional Warrants set forth opposite such event on Schedule 1.

                                   ARTICLE 3.

                                 Exercise Terms

         SECTION 3.1 Exercise Price. Each Warrant shall entitle the Holder thereof to purchase one share of Common Stock for a per share exercise price of $0.01 (the "Exercise Price").

         SECTION 3.2 Limitations on Exercise. Except as otherwise provided in the relevant Warrant Certificate with respect to Warrants which are not exercisable prior to the occurrence of certain events as set forth therein, each Warrant may be exercised at any time in the discretion of the Holder thereof, provided, that no Warrant shall be exercisable after the Expiration Date.
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36236E109                                                    Page 28 of 80 Pages

         SECTION 3.3 Expiration. A Warrant shall terminate and become void as of the earlier of (a) the close of business on the Expiration Date and (b) the time and date such Warrant is exercised. The Warrants shall terminate and become void after the Expiration Date.

         SECTION 3.4 Manner of Exercise. Warrants may be exercised upon (a) surrender to the Company of the Warrant Certificates, together with the form of election to purchase Common Stock attached as Exhibit B hereto duly filled in and signed by the Holder thereof and (b) payment to the Company of the Exercise Price for the number of Warrant Shares in respect of which such Warrant is then exercised. Such payment shall be made (i) in cash or by certified or official bank check payable to the order of the Company or by wire transfer of funds to an account designated by the Company for such purpose or (ii) by the surrender (which surrender shall be evidenced by cancellation of the number of Warrants represented by any Warrant Certificate presented in connection with a Cashless Exercise) of a Warrant or Warrants (represented by one or more relevant Warrant Certificates), and without the payment of the Exercise Price in cash, in exchange for the issuance of such number of shares of Common Stock equal to the product of (1) the number of shares of Common Stock for which such Warrant would otherwise then be nominally exercised if payment of the Exercise Price as of the date of exercise were being made in cash and (2) the Cashless Exercise Ratio. An exercise of a Warrant in accordance with clause (ii) of the immediately preceding sentence is herein called a "Cashless Exercise". All provisions of this Agreement shall be applicable with respect to an exercise of Warrant Certificates pursuant to a Cashless Exercise for less than the full number of Warrants represented thereby. Subject to Section 3.2, the rights represented by the Warrants shall be exercisable at the election of the Holders thereof either in full at any time or from time to time in part and in the event that a Warrant Certificate is surrendered for exercise in respect of less than all the Warrant Shares purchasable on such exercise at any time prior to the Expiration Date a new Warrant Certificate exercisable for the remaining Warrant Shares will be issued. The Company shall execute and deliver to the relevant Holders the required new Warrant Certificates.

         SECTION 3.5 Issuance of Warrant Shares. Subject to Section 2.6, upon the surrender of Warrant Certificates and payment of the per share Exercise Price, as set forth in Section 3.4, the Company shall issue (and, if applicable, cause any transfer agent for the Common Stock (the "Transfer Agent") to countersign) and deliver to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for the number of full Warrant Shares so purchased upon the exercise of such Warrants or other securities or property to which it is entitled, registered or otherwise to the Person or Persons entitled to receive the same, together with cash as provided in Section 3.6 in respect of any fractional Warrant Shares otherwise issuable upon such exercise. Such certificate or certificates shall be deemed to have been issued and any Person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrant Certificates and payment of the per share Exercise Price.
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         SECTION 3.6 Fractional Warrant Shares. The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be exercised in full at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of Warrant Shares purchasable pursuant thereto. If any fraction of a Warrant Share would, except for the provisions of this Section 3.6, be issuable on the exercise of any Warrant (or specified portion thereof), the Company shall pay an amount in cash equal to the Current Market Value for one Warrant Share on the Business Day immediately preceding the date the Warrant is exercised, multiplied by such fraction, computed to the nearest whole cent.

         SECTION 3.7 Reservation of Warrant Shares. The Company shall at all times keep reserved out of its authorized shares of Common Stock a number of shares of Common Stock sufficient to provide for the exercise of all outstanding Warrants. Any registrar for the Common Stock shall at all times until the Expiration Date, or the time at which all Warrants have been exercised or canceled, reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with any Transfer Agent. All Warrant Shares which may be issued upon exercise of Warrants shall, upon issue, be fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof. The Company will supply any Transfer Agent with duly executed stock certificates for such purpose and will itself provide or otherwise make available any cash which may be payable as provided in Section 3.6. The Company will furnish to any Transfer Agent a copy of all notices of adjustments and certificates related thereto transmitted to each Holder.

         SECTION 3.8 Compliance with Law. If any shares of Common Stock required to be reserved for purposes of exercise of Warrants require, under any other Federal or state law or applicable governing rule or regulation of any national securities exchange, registration with or approval of any Governmental Authority, or listing on any such national securities exchange before such shares may be issued upon exercise, the Company will cause such shares to be duly registered or approved by such Governmental Authority or listed on the relevant national securities exchange; provided that the Company shall not have any obligation to register the Warrant Shares under the Securities Act except pursuant to the Registration Rights Agreement.

         SECTION 3.9 Registration Rights. The holders of the Warrants and the Warrant Shares shall be entitled to the registration rights in respect of the Warrant Shares set forth in the Registration Rights Agreement.
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36236E109                                                    Page 30 of 80 Pages

                                   ARTICLE 4.

                             Antidilution Provisions

         SECTION 4.1 Changes in Common Stock. In the event that at any time or from time to time after the date hereof the Company shall (a) pay a dividend or make a distribution on its Common Stock in shares of its Common Stock or other shares of capital stock, (b) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, (c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (d) increase or decrease the number of shares of Common Stock outstanding by reclassification of its Common Stock, then the number of shares of Common Stock purchasable upon exercise of each Warrant immediately after the happening of such event shall be adjusted so that, after giving affect to such adjustment, the Holder of each Warrant shall be entitled to receive the number of shares of Common Stock upon exercise that such holder would have owned or have been entitled to receive had such Warrants been exercised immediately prior to the happening of the events described above (or, in the case of a dividend or distribution of Common Stock, immediately prior to the record date therefor). An adjustment made pursuant to this Section 4.1 shall become effective immediately after the effective date, retroactive to the record date therefor in the case of a dividend or distribution in shares of Common Stock, and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

         SECTION 4.2 Cash Dividends and Other Distributions. In the event that at any time or from time to time after the date hereof the Company shall distribute to holders of Common Stock (a) any dividend or other distribution of cash, evidences of its indebtedness, shares of its capital stock or any other properties or securities or (b) any options, warrants or other rights to subscribe for or purchase any of the foregoing (other than, in each case set forth in (a) and (b), (i) any dividend or distribution described in Section 4.1 or (ii) any rights, options, warrants or securities described in Section 4.3) then the number of shares of Common Stock thereafter purchasable upon the exercise of each Warrant shall be increased to a number determined by multiplying the number of shares of Common Stock purchasable upon the exercise of such Warrant immediately prior to the record date for any such dividend or distribution by a fraction, the numerator of which shall be the Current Market Value per share of Common Stock on the record date for such distribution, and the denominator of which shall be such Current Market Value per share of Common Stock less the sum of (x) any cash distributed per share of Common Stock and (y) the fair value (the "Fair Value") (as determined in good faith by the Board, whose determination shall be evidenced by a Board resolution delivered to each Holder) of the portion, if any, of the distribution applicable to one share of Common Stock consisting of evidences of indebtedness, shares of stock, securities, other property, warrants, options or subscription of purchase rights (notwithstanding the foregoing, if the Fair Value per share of Common Stock in the above formula equals or exceeds the Current Market Value per share of Common Stock in the
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36236E109                                                    Page 31 of 80 Pages

above formula, then the Current Market Value per share of Common Stock shall be equal to the Fair Value per share of the Common Stock on the record date as determined in good faith by the Board and described in a Board resolution delivered to each Holder). Such adjustments shall be made whenever any distribution is made and shall become effective as of the date of distribution, retroactive to the record date for any such distribution; provided, however, that the Company is not required to make an adjustment pursuant to this Section
4.2 if at the time of such distribution the Company makes the same distribution to Holders of Warrants as it makes to holders of Common Stock pro rata based on the number of shares of Common Stock for which such Warrants are exercisable (whether or not currently exercisable).

         SECTION 4.3 Rights Issue. In the event that at any time or from time to time after the date hereof the Company shall issue, sell, distribute or otherwise grant any rights to subscribe for or to purchase, or any options or warrants for the purchase of, or any securities convertible or exchangeable into, Common Stock, entitling such holders to subscribe for or purchase shares of Common Stock or stock or securities convertible into Common Stock, whether or not immediately exercisable, convertible or exchangeable, as the case may be, and the price per share of Common Stock issuable upon exercise, conversion or exchange thereof is lower at the record date for such issuance than the then Current Market Value per share of Common Stock, then the number of shares of Common Stock thereafter purchasable upon the exercise of each Warrant shall be increased to a number determined by multiplying the number of shares of Common Stock purchasable upon the exercise of such Warrant immediately prior to the date of issuance of such rights, options, warrants or securities by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options, warrants or securities plus the number of additional shares of Common Stock offered for subscription or purchase or into or for which such securities are convertible or exchangeable, and the denominator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options, warrants or securities plus the total number of shares of Common Stock which could be purchased at the Current Market Value with the aggregate consideration received through issuance of such rights, warrants, options, or convertible securities. Such adjustment shall be made whenever such rights, options or warrants are issued and shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such rights, options, warrants or securities. Notwithstanding any other provision of this Section 4.3, the number of shares of Common Stock purchasable upon exercise of any Warrant shall not be adjusted pursuant to this Section 4.3 in connection with the issuance or grant of Common Stock upon the exercise of rights or options to the Company's employees under bona fide employee benefit plans adopted prior to the date of this Agreement by the Board and approved by the holders of Common Stock when required by law, if the number of shares of Common Stock underlying such rights and options do not exceed 5% of the Common Stock outstanding on the date of this Agreement.
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36236E109                                                    Page 32 of 80 Pages

         If the Company at any time shall issue two or more securities as a unit and one or more of such securities shall be rights, options or warrants for or securities convertible or exchangeable into, Common Stock subject to this
Section 4.3, the consideration allocated to each such security shall be determined in good faith by the Board.

         SECTION 4.4 Issuance of Additional Shares of Common Stock. In the event that at any time or from time to time after the date hereof the Company shall issue or sell any additional shares of Common Stock for consideration in an amount per additional share of Common Stock less than the Current Market Value, then the number of shares of Common Stock thereafter purchasable upon the exercise of each Warrant shall be increased to a number determined by multiplying the number of shares of Common Stock purchasable upon the exercise of each Warrant immediately prior to such issue or sale by a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately after such issue or sale, and the denominator of which shall be the sum of (i) the number of shares of Common Stock outstanding immediately prior to such issue or sale, and (ii) the number of shares of Common Stock which could be purchased at the Current Market Value with the aggregate consideration received from the issuance or sale of the additional shares of Common Stock. For the purposes of this Section 4.4, the date as of which the Current Market Value per share of Common Stock shall be computed shall be the earlier of (x) the date on which the Company shall enter into a firm contract for the issuance of such additional shares of Common Stock or (y) the date of actual issuance of such additional shares of Common Stock. Notwithstanding any other provision of this
Section 4.4, the number of shares of Common Stock purchasable upon exercise of any Warrant shall not be adjusted pursuant to this Section 4.4 as a result of the issuance or sale of Common Stock in connection with: (a) a bona fide firm commitment underwritten public offering of Common Stock of the Company, (b) a transaction to which Section 4.1, 4.2 or 4.3 is applicable, (c) the exercise of the Warrants, the exercise of any other warrants issued by the Company prior to the date of this Agreement or the exercise of any warrants issued in connection with the Second Amendment, (d) a private placement of Common Stock of the Company sold for a cash purchase price not more than 10% below the Current Market Value of the Common Stock so sold in such private placement and (e) the exercise of rights or options issued to the Company's employees under bona fide employee benefit plans adopted by the Board and approved by the holders of Common Stock when required by law, if such Common Stock would otherwise be covered by this Section 4.4.

         SECTION 4.5 Combination; Liquidation. (a) Except as provided in Section 4.5(b), in the event of any Combination, capital reorganization, reclassification or spin-off by the Company of another Person (each, a "Transaction"), each Warrant shall be automatically converted into the right to receive (in the case of a Transaction other than a spin-off) or shall also be exercisable for (in the case of a Transaction that is a spin-off) such number of shares of capital stock or other securities or property upon or as a result of such Transaction that a Holder of such Warrant would have been entitled to receive had such Warrants been exercised immediately prior to such event.

36236E109                                                    Page 33 of 80 Pages

         (b) In the event of (i) a Transaction where consideration to holders of Common Stock in exchange for their shares is payable solely in cash, or (ii) the dissolution, liquidation or winding-up of the Company, then the Holders of the Warrants will be entitled to receive distributions on an equal basis with the holders of Common Stock or other securities issuable upon exercise of the Warrants, as if the Warrants had been exercised immediately prior to such event, less the Exercise Price. In case of any Transaction described in this Section 4.5(b), the surviving or acquiring Person and, in the event of any dissolution, liquidation or winding-up of the Company, the Company shall make payment to each Holder by delivering a check in such amount as is appropriate (or, in the case of consideration other than cash, such other consideration as is appropriate) to such Person or Persons as it may be directed in writing by such Holder surrendering such Warrants.

         SECTION 4.6 Tender Offers: Exchange Offers. In the event that the Company or any subsidiary of the Company shall purchase shares of Common Stock pursuant to a tender offer or an exchange offer for a price per share of Common Stock that is greater than the then Current Market Value per share of Common Stock in effect at the end of the trading day immediately following the day on which such tender offer or exchange offer expires, then the number of shares of Common Stock thereafter purchasable upon the exercise of each Warrant shall be increased to a number determined by multiplying the number of shares of Common Stock purchasable upon the exercise of such Warrant immediately prior to such purchase by a fraction the numerator of which shall be the sum of (x) the fair market value of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer or exchange offer) of all shares of Common Stock validly tendered or exchanged and not withdrawn as of the expiration time of such tender offer or exchange offer (the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less the Purchased Shares) at the expiration time of such offer or exchange offer and the first reported sales price of the Common Stock on the trading day immediately following the day on which such tender offer or exchange offer expires and the denominator of which shall be the number of shares of Common Stock outstanding (including any Purchased Shares) at the expiration time of such tender offer or exchange offer multiplied by the first reported sales price of the Common Stock on the trading day immediately following the day on which such tender offer or exchange offer expires, such increase to become effective immediately prior to the opening of business on the day immediately following the day on which such tender offer or exchange offer expires.

         SECTION 4.7 Other Events. If any event occurs as to which the foregoing provisions of this Article 4 are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board, fairly and adequately protect the purchase rights of the Warrants in accordance with the essential intent and principles of such provisions, then such Board shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of such Board, to protect such purchase rights as aforesaid, but in no event shall any

36236E109                                                    Page 34 of 80 Pages

such adjustment have the effect of decreasing the number of shares of Common Stock subject to purchase upon exercise of this Warrant.

         SECTION 4.8 Current Market Value. For the purpose of any computation of Current Market Value under this Article 4 and Section 3.6, the "Current Market Value" per share of Common Stock at any date shall be (a) for purposes of
Section 3.6, the closing price on the Business Day immediately prior to the date of the exercise of the applicable Warrant pursuant to Article 3 and (b) in all other cases, the average of the daily closing prices for the 20 consecutive trading days ending on the last full trading day on the exchange or market specified in the second succeeding sentence prior to such date. The closing price for any day shall be the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in each case (1) on the principal national securities exchange on which the shares of Common Stock are listed or to which such shares are admitted to trading or (2) if the Common Stock is not listed or admitted to trading on a national securities exchange, in the over-the-counter market as reported by the Nasdaq National Market or any comparable system or (3) if the Common Stock is not listed on the Nasdaq National Market or a comparable system, as furnished by two members of the NASD selected from time to time in good faith by the Board for that purpose. In the absence of all of the foregoing, or if for any other reason the Current Market Value per share cannot be determined pursuant to the foregoing provisions of this Section 4.8, the Current Market Value per share shall be the (x) the fair market value thereof determined in good faith in the most recently completed arm's-length transaction between the Company and a person other than an Affiliate of the Company and the closing of which occurs on such date or shall have occurred within the three months preceding such date or (y) if no transaction shall have occurred on such date or within such three-month period, the fair market value thereof as determined by an investment bank of nationally recognized standing selected by the Company and acceptable to the Required Holders. The Company shall pay the fees and expenses of any investment bank involved in the determination of Current Market Value.

         SECTION 4.9 Superseding Adjustment. Upon the expiration of any rights, options, warrants or conversion or exchange privileges which resulted in the adjustments pursuant to this Article 4, if any thereof shall not have been exercised, the number of Warrant Shares purchasable upon the exercise of each Warrant shall be readjusted as if (a) the only shares of Common Stock issuable upon exercise of such rights, options, warrants, conversion or exchange privileges were the shares of Common Stock, if any, actually issued upon the exercise of such rights, options, warrants or conversion or exchange privileges and (b) shares of Common Stock actually issued, if any, were issuable for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, options, warrants or conversion or exchange privileges whether or not exercised; provided, however, that no such readjustment shall (except by reason of an intervening adjustment under Section 4.1) have the effect of decreasing the number of Warrant Shares purchasable

36236E109                                                    Page 35 of 80 Pages

upon the exercise of each Warrant by an amount in excess of the amount of the adjustment initially made in respect of the issuance, sale or grant of such rights, options, warrants or conversion or exchange privileges.

         SECTION 4.10 Minimum Adjustment. The adjustments required by the preceding Sections of this Article 4 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that no adjustment of the number of shares of Common Stock purchasable upon exercise of Warrants that would otherwise be required shall be made (except in the case of a subdivision or combination of shares of Common Stock, as provided for in Section 4.1) unless and until such adjustment either by itself or with other adjustments not previously made increases or decreases by at least 1% the number of shares of Common Stock purchasable upon exercise of Warrants immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Article 4 and not previously made, would result in a minimum adjustment. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence. In computing adjustments under this
Article 4, fractional interests in Common Stock shall be taken into account to the nearest one-hundredth of a share.

         SECTION 4.11 Notice of Adjustment. Whenever the number of shares of Common Stock and other property, if any, purchasable upon exercise of Warrants is adjusted, as herein provided, the Company shall deliver to each Holder a certificate of a firm of independent accountants (who may be the regular accountants employed by the Company) setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which the Board determined the fair market value of any evidences of indebtedness, other securities or property or warrants or other subscription or purchase rights), and specifying the number of shares of Common Stock purchasable upon exercise of Warrants after giving effect to such adjustment.

         SECTION 4.12 Notice of Certain Transactions. In the event that the Company shall propose (a) to pay any dividend payable in securities of any class to the holders of its Common Stock or to make any other distribution to the holders of its Common Stock, (b) to offer the holders of its Common Stock rights to subscribe for or to purchase any securities convertible into shares of Common Stock or shares of Common Stock or shares of stock of any class or any other securities, rights or options, (c) to effect any reclassification of its Common Stock, spin-off, capital reorganization or Combination or (d) to effect the voluntary or involuntary dissolution, liquidation or winding-up of the Company, or in the event of a tender offer or exchange offer described in Section 4.6, the Company shall within five Business Days send to each Holder a notice, which shall specify the record date for the purposes of such dividend, distribution or rights, or the date such issuance or event is to take place and the date of participation therein by the holders of Common Stock,

36236E109                                                    Page 36 of 80 Pages

if any such date is to be fixed, and shall briefly indicate the effect of such action on the Common Stock and on the number and kind of any other shares of stock and on other property, if any, and the number of shares of Common Stock and other property, if any, purchasable upon exercise of each Warrant after giving effect to any adjustment which will be required as a result of such action. Such notice shall be given by the Company as promptly as possible and, in the case of any action covered by clause (a) or (b) above, at least ten days prior to the record date for determining holders of the Common Stock for purposes of such action and, in the case of any other such action, at least 15 Business Days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock, whichever shall be the earlier.

         SECTION 4.13 Adjustment to Warrant Certificate. The form of Warrant Certificate need not be changed because of any adjustment made pursuant to this
Article 4, and Warrant Certificates issued after such adjustment may state the same number of shares of Common Stock as are stated in any Warrant Certificates issued prior to the adjustment. The Company, however, may at any time in its sole discretion make any change in the form of Warrant Certificate that it may deem appropriate to give effect to such adjustments and that does not affect the substance of the Warrant Certificate, and any Warrant Certificate thereafter issued, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.

                                   ARTICLE 5.

                                  Miscellaneous

         SECTION 5.1 Representations and Warranties. The Company hereby represents and warrants to each Holder that (a) the Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, (b) the Company has the corporate power and authority to execute and deliver this Warrant Agreement and the Warrant Certificates, to issue Warrants and Warrant Shares and to perform its obligations under this Warrant Agreement and the Warrant Certificates, (c) the execution, delivery and performance by the Company of this Warrant Agreement and the Warrant Certificates, the issuance of the Warrants and the issuance of the Warrant Shares upon exercise of the Warrants have been duly authorized by all necessary corporate action and do not and will not violate, or result in a breach of, or constitute a default under, or require any consent under, or result in the creation of any lien upon the Company's assets pursuant to, any law, rule, regulation or contractual obligation binding upon the Company, (d) this Warrant Agreement has been duly executed and delivered by the Company and constitutes a legal, valid, binding and enforceable obligation of the Company, (e) when the Warrants and Warrant Certificates have been issued by the Company as contemplated hereby, such Warrants and Warrant Certificates will constitute legal, valid, binding and enforceable obligations of the Company and (f) the Warrant Shares, when issued by the Company upon

36236E109                                                    Page 37 of 80 Pages

exercise of the related Warrants in accordance with the terms hereof, will be duly authorized, validly issued, fully paid and nonassessable shares of the Common Stock of the Company with no personal liability attaching to the ownership thereof.

         SECTION 5.2 Reports; Rule 144A. (a) The Company shall provide the Holders with such financial statements and reports as are distributed to holders of Common Stock generally.

         (b) The Company hereby agrees to make available upon request, for so long as any Warrants or Warrant Shares remain outstanding and during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, to any Holder or beneficial owner of Warrants or Warrant Shares in connection with any sale thereof and any prospective purchaser thereof from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales pursuant to Rule 144A.

         SECTION 5.3 Persons Benefitting. Nothing in this Agreement is intended or shall be construed to confer upon any Person other than the Company and the Holders any right, remedy or claim under or by reason of this agreement or any part hereof.

         SECTION 5.4 Rights of Holders. Except as otherwise specifically required herein, holders of unexercised Warrants are not entitled (a) to receive dividends or other distributions, (b) to receive notice of or vote at any meeting of the stockholders, (c) to consent to any action of the stockholders,
(d) to receive notice of any other proceedings of the Company or (e) to exercise any other rights as stockholders of the Company.

         SECTION 5.5 Amendment. Any amendment or supplement to this Agreement (including any Exhibit hereto) shall require the written consent of the Holders of a majority of the outstanding Warrants (the "Required Holders"). The consent of each Holder directly affected shall be required for any amendment pursuant to which the exercisability of any Warrant would be delayed, the Exercise Price would be increased or the number of Warrant Shares purchasable upon exercise of Warrants would be decreased (other than pursuant to adjustments provided herein). In determining whether the Holders of the required number of Warrants have concurred in any direction, waiver or consent, Warrants owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding.

         SECTION 5.6 Notices.

         (a) All notices and communications hereunder shall be in writing. Any notice shall be effective if delivered by hand delivery or sent via telecopy, recognized overnight courier service or certified mail, return receipt requested, and shall be presumed to be

36236E109                                                    Page 38 of 80 Pages

received by a party hereto (i) on the date of delivery if delivered by hand or sent by telecopy, (ii) on the next Business Day if sent by recognized overnight courier service and (iii) on the third Business Day following the date sent by certified mail, return receipt requested.

         (b) Notices to any party shall be sent to it at the following addresses, or any other address as to which the Company or the Holders, as the case may be, are notified in writing.

         If to the Company:         GT Interactive Software Corp.
                                    417 Fifth Avenue, 8th Floor
                                    New York, New York  10016
                                    Attention:  Director of Legal Services
                                    Telephone No.: (212) 726-6572
                                    Telecopy No.:  (212) 726-6590

         If to any Holder:          To the Address set forth in the Certificate
                                    Register

         SECTION 5.7 GOVERNING LAW. THIS AGREEMENT AND THE WARRANT CERTIFICATES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE WARRANT CERTIFICATES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         SECTION 5.8 Successors. All agreements of the Company in this Agreement and the Warrant Certificates shall bind its successors.

         SECTION 5.9 Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         SECTION 5.10 Headings. The headings of the Articles and Sections of this Agreement have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

         SECTION 5.11 Severability. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect

36236E109                                                    Page 39 of 80 Pages

such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction.

36236E109                                                    Page 40 of 80 Pages

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

                                    GT INTERACTIVE SOFTWARE CORP.

                                    By: /s/ Thomas Heymann
                                        ------------------
                                        Name:  Thomas Heymann
                                        Title: Chairman and Chief Executive
                                               Officer


                                    HOLDERS:

                                    GENERAL ATLANTIC PARTNERS 54, L.P.

                                    By: General Atlantic Partners, LLC, its
                                        general partner

                                        By: /s/ William E. Ford
                                            -------------------
                                            Name:  William E. Ford
                                            Title: A Managing Member


                                    GAP COINVESTMENT PARTNERS II, L.P.

                                    By: /s/ William E. Ford
                                        -------------------
                                        Name:  William E. Ford
                                        Title:   A General Partner


                                    /s/ Joseph J. Cayre
                                    -------------------
                                    Joseph J. Cayre

                                    /s/ Kenneth Cayre
                                    -----------------
                                    Kenneth Cayre

                                    /s/ Stanley Cayre
                                    -----------------
                                    Stanley Cayre

36236E109                                                    Page 41 of 80 Pages

                                                                       EXHIBIT A
                                                            TO WARRANT AGREEMENT

                      [FORM OF FACE OF WARRANT CERTIFICATE]

         THE WARRANTS AND THE COMMON STOCK (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION AND SUBJECT TO COMPLIANCE WITH OTHER APPLICABLE LAWS. THE HOLDER HEREOF, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, UNLESS PREVIOUSLY REGISTERED UNDER THE SECURITIES ACT, ONLY (A) TO THE COMPANY; (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE); (C) TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A; (D) PURSUANT TO AN OFFSHORE TRANSACTION COMPLYING WITH REGULATION S UNDER THE SECURITIES ACT; OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

No.  __                                             Certificate for ___ Warrants

                      WARRANTS TO PURCHASE COMMON STOCK OF
                          GT INTERACTIVE SOFTWARE CORP.

         THIS CERTIFIES THAT ____________, or its registered assigns, is the registered holder of the number of Warrants set forth above (the "Warrants"). Each Warrant

36236E109                                                    Page 42 of 80 Pages

entitles the holder thereof (the "Holder"), at its option and subject to the provisions contained herein and in the Warrant Agreement referred to below, to purchase from GT Interactive Software Corp., a Delaware corporation (the "Company"), one share of Common Stock, $0.01 par value, of the Company (the "Common Stock") at the per share exercise price of $0.01 (the "Exercise Price"), or by Cashless Exercise referred to below. This Warrant Certificate shall terminate and become void as of the close of business on June 29, 2004 (the "Expiration Date") or upon the exercise hereof as to all the shares of Common Stock subject hereto. The number of shares purchasable upon exercise of the Warrants shall be subject to adjustment from time to time as set forth in the Warrant Agreement.

         This Warrant Certificate is issued under and in accordance with a Warrant Agreement dated as of June 29, 1999 (as amended, restated, supplemented or otherwise modified from time to time, the "Warrant Agreement"), among the Company and the Holders referred to therein, and is subject to the terms and provisions contained in the Warrant Agreement. The Warrant Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement for a full statement of the respective rights, limitations of rights, duties and obligations of the Company and the Holders of the Warrants. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Warrant Agreement.

         Subject to the terms of the Warrant Agreement, the Warrants may be exercised in whole or in part (i) by surrender of this Warrant Certificate with the form of election to purchase Warrant Shares attached hereto duly executed and with the simultaneous payment of the Exercise Price in cash (subject to adjustment) to the Company or (ii) by Cashless Exercise. Payment of the Exercise Price in cash shall be made in cash or by certified or official bank check payable to the order of the Company or by wire transfer of funds to an account designated by the Company for such purpose. Payment by Cashless Exercise shall be made by the surrender of a Warrant or Warrants represented by one or more Warrant Certificates and without payment of the Exercise Price in cash, in exchange for the issuance of such number of shares of Common Stock equal to the product of (1) the number of shares of Common Stock for which such Warrant would otherwise then be nominally exercised if payment of the Exercise Price were being made in cash and (2) the Cashless Exercise Ratio.

         The Warrants shall be exercisable from time to time in the discretion of the Holder on or after June 29, 1999, provided, that in no event shall the Warrants be exercisable after the Expiration Date.

         Upon the occurrence of each of the events set forth on Schedule 1 hereto, on the applicable date with respect to such event, the number of Warrants shall automatically be increased by the number of additional Warrants set forth opposite such event on Schedule 1.

         In the event the Company enters into a Combination, capital reorganization or reclassification or the spin-off by the Company of another Person (each, a "Transaction"),

36236E109                                                    Page 43 of 80 Pages

each Warrant evidenced by this Warrant Certificate will be automatically converted into the right to receive (in the case of a Transaction other than a spin-off) or shall also be exercisable for (in the case of a Transaction that is a spin-off) the shares of capital stock or other securities or other property of such surviving entity upon or as the result of such Transaction that a Holder of such Warrant would have been entitled to receive had such Warrant been exercised immediately prior to such Transaction; provided, that in the event that, in connection with such Transaction, consideration to holders of Common Stock in exchange for their shares is payable solely in cash or in the event of the dissolution, liquidation or winding-up of the Company, the Holder hereof will be entitled to receive distributions on an equal basis with the holders of Common Stock or other securities issuable upon exercise of the Warrants, as if the Warrants had been exercised immediately prior to such events, less the Exercise Price.

         The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with the transfer or exchange of the Warrant Certificates pursuant to Section 2.4 of the Warrant Agreement but not for any exchange or original issuance (not involving a transfer) with respect to temporary Warrant Certificates, the exercise of the Warrants or the Warrant Shares.

         Upon any partial exercise of the Warrants, there shall be issued to the Holder hereof a new Warrant Certificate in respect of the shares of Common Stock as to which the Warrants shall not have been exercised. This Warrant Certificate may be exchanged by presenting this Warrant Certificate to the Company properly endorsed with a request to exchange this Warrant Certificate for other Warrant Certificates evidencing an equal number of Warrants. No fractional Warrant Shares will be issued upon the exercise of the Warrants, but the Company shall pay an amount in cash equal to the Current Market Value for one Warrant Share on the date the Warrant is exercised, multiplied by such fraction, computed to the nearest whole cent.

36236E109                                                    Page 44 of 80 Pages

         The Warrants do not entitle any holder hereof to any of the rights of a stockholder of the Company. All shares of Common Stock issuable by the Company upon the exercise of the Warrants shall, upon such issuance, be duly and validly issued and fully paid and non-assessable.

                                               GT INTERACTIVE SOFTWARE CORP.

                                               By:
                                               Title:

[SEAL]

Attest: ___________________________
                Secretary

DATED:

36236E109                                                    Page 45 of 80 Pages

                                                                       EXHIBIT B
                                                                              TO
                                                               WARRANT AGREEMENT

                   FORM OF ELECTION TO PURCHASE WARRANT SHARES
                 (to be executed only upon exercise of Warrants)

         The undersigned hereby irrevocably elects to exercise [ ] Warrants at an exercise price per Warrant (subject to adjustment) of $.01 to acquire an equal number of shares of Common Stock of GT Interactive Software Corp., on the terms and conditions specified in the within Warrant Certificate and the Warrant Agreement therein referred to, surrenders this Warrant Certificate and all right, title and interest therein to GT Interactive Software Corp., and directs that the shares of Common Stock deliverable upon the exercise of such Warrants be registered or placed in the name and at the address specified below and delivered thereto.

Date:  ________________, ____

                                              ----------------------------------
                                              (Signature of Owner)

                                              ----------------------------------
                                              (Street Address)

                                              ----------------------------------
                                              (City)    (State)    (Zip Code)

Securities and/or check to be issued to:

Please insert social security or identifying number:

                  Name:

                  Street Address:

                  City, State and Zip Code:

36236E109                                                    Page 46 of 80 Pages

Any unexercised Warrants evidenced by the within Warrant Certificate to be issued to:

         Please insert social security or identifying number:

         Name:

         Street Address:

         City, State and Zip Code:

36236E109                                                    Page 47 of 80 Pages

                                                                       EXHIBIT C
                                                                              TO
                                                               WARRANT AGREEMENT

                  CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
                      REGISTRATION OF TRANSFER OF WARRANTS

         Re: Warrants to Purchase Common Stock (the "Warrants") of GT Interactive Software Corp. (the "Company")

         This Certificate relates to __________ Warrants held in definitive form by _______________ (the "Transferor").

         The Transferor has requested the Company by written order to exchange or register the transfer of a Warrant or Warrants. In connection with such request and in respect of each such Warrant, the Transferor does hereby certify that the Transferor is familiar with the Warrant Agreement relating to the above captioned Warrants and that the transfer of this Warrant does not require registration under the Securities Act of 1933 (the "Securities Act"), because1:

         o Such Warrant is being acquired for the Transferor's own account without transfer.

         o Such Warrant is being transferred to the Company.

         o Such Warrant is being transferred in a transaction meeting the requirements of Rule 144 under the Securities Act.

         o Such Warrant is being transferred to a qualified institutional buyer (as defined in Rule 144A under the Securities Act), in reliance on Rule 144A.

         o Such Warrant is being transferred pursuant to an offshore transaction in accordance with Rule 904 under the Securities Act.

         o Such Warrant is being transferred pursuant to another available exemption from the registration requirements under the Securities Act.

36236E109                                                    Page 48 of 80 Pages

          The Company is entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                           [INSERT NAME OF TRANSFEROR]

                                                     By________________________
                                                     Title:
                                                     Date:

36236E109                                                    Page 49 of 80 Pages

                                   Schedule 1

         Upon the occurrence of each of the Events set forth below, the Company shall issue to each Holder on the applicable Trigger Date additional Warrants in the numbers set forth opposite such Event:

                                                            Number of
Event                               Trigger Date            Additional Warrants
-----                               ------------            -------------------
A Holder makes any Subordinated     July 30, 1999           The product of (a)
Loans pursuant to the Commitment                            1,500,000 multiplied
Letter.                                                     by (b) a fraction,
                                                            the numerator of
                                                            which is the amount
                                                            of the Subordinated
                                                            Loans made by such
                                                            Holder to the
                                                            Company pursuant to
                                                            the Commitment
                                                            Letter and the
                                                            denominator of which
                                                            is the aggregate
                                                            amount of all
                                                            Subordinated Loans
                                                            made by all Holders
                                                            pursuant to the
                                                            Commitment Letter,
                                                            subject to any
                                                            agreement among the
                                                            Holders.

36236E109                                                    Page 50 of 80 Pages

The Company has not executed on or  November 1, 1999        The product of (a)
prior to October 31, 1999 an                                2,500,000 multiplied
agreement relating to a                                     by (b) a fraction,
recapitalization, reorganization,                           the numerator of
merger, sale (including, without                            which is the amount
limitation, a sale of all or                                of the Subordinated
substantially all of the assets of                          Loans made by such
the Company (which shall include a                          Holder to the
sale of the Humongous business))                            Company pursuant to
or other business combination                               the Commitment
transaction after the consummation                          Letter and the
of which the stockholders of                                denominator of
the Company prior to such                                   which is the
transaction do not hold at least                            aggregate amount of
a majority of the voting power                              all Subordinated
of the surviving Person (the                                Loans made by all
foregoing, "a Change of Control                             Holders pursuant
Transaction").                                              to the Commitment
                                                            Letter, subject to
                                                            any agreement among
                                                            the Holders.

The Company executes on or          date of termination     The product of (a)
prior to October 31, 1999           of Sale Agreement       2,500,000 multiplied
an agreement relating to a                                  by (b) a fraction,
Change of Control Transaction                               the numerator of
(a "Sale Agreement"), but such                              which is the amount
agreement terminates for any                                of the Subordinated
reason after such date.                                     Loans made by such
                                                            Holder to the
                                                            Company pursuant to
                                                            the Commitment
                                                            Letter and the
                                                            denominator of which
                                                            is the aggregate
                                                            amount of all
                                                            Subordinated Loans
                                                            made by all Holders
                                                            pursuant to the
                                                            Commitment Letter,
                                                            subject to any
                                                            agreement among the
                                                            Holders.

36236E109                                                    Page 51 of 80 Pages


The Company has not closed          February 29, 2000       The product of (a)
the transactions contemplated                               3,000,000 multiplied
by the Sale Agreement on or                                 by (b) a fraction,
prior to February 28, 2000                                  the numerator of
and repaid in full to the Holders the                       which is the amount
aggregate amount of the Subordinated                        of the Subordinated
Loans made by the Holders pursuant                          Loans made by such
to the Commitment Letter.                                   Holder to the
                                                            Company pursuant to
                                                            the Commitment
                                                            Letter and the
                                                            denominator of which
                                                            is the aggregate
                                                            amount of all
                                                            Subordinated Loans
                                                            made by all Holders
                                                            pursuant to the
                                                            Commitment Letter,
                                                            subject to any
                                                            agreement among the
                                                            Holders.

On the last day of each fiscal      June 30, 2000 and       The product of (a)
quarter of the Company,             the last day of each    3,000,000 multiplied
commencing with the fiscal          fiscal quarter          by (b) a fraction,
quarter ending June 30, 2000 and    thereafter until the    the numerator of
ending on the date that the Company date of repayment of    which is the amount
repays in full the aggregate amount the Subordinated        of the Subordinated
of the Subordinated Loans, if the   Loans                   Loans made by such
Company has not repaid in full to                           Holder to the
the Holders the aggregate amount                            Company pursuant to
of the Subordinated Loans made by                           the Commitment
the Holders pursuant to the                                 Letter and the
Commitment Letter during such                               denominator of
quarter.                                                    which is the
                                                            aggregate amount of
                                                            all Subordinated
                                                            Loans made by all
                                                            Holders pursuant to
                                                            the Commitment
                                                            Letter, subject to
                                                            any agreement among
                                                            the Holders.